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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Quest Software, Inc. and subsidiaries


We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-30816 of Quest Software, Inc. on Form S-1 of our report dated February 1, 2000 (except for Note 12 as to which the date is February 11, 2000) relating to the financial statements of Quest Software, Inc. and our report dated February 22, 2000 relating to the financial statements of Foglight Software, Inc. appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Our audits of the financial statements referred to in our aforementioned report of Quest Software, Inc. also included the financial statement schedule of Quest Software, Inc. and subsidiaries, listed in Item 16. This financial statement schedule is the responsibility of the corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 22, 2000